Filed Pursuant to Rule 424(b)(2)
                                Registration File No 33-61297

PRICING SUPPLEMENT NO. 5
Dated October 21, 1996 to
Prospectus dated September 8, 1995.


               BALTIMORE GAS AND ELECTRIC COMPANY

                          $225,000,000
                   Medium-Term Notes, Series D
         Due from 1 year to 30 years from Date of Issue
             (Interest Payable May 1 and November 1)




Principal
Amount:                           $20,000,000

Interest
Rate:                                   6.90%

Original
Issue Date:                          10/23/96

Stated
Maturity:                           2/01/2005

Initial
Redemption
Date (if any):                           None

Price
to Public:                        $20,000,000

Agent's
Commission:                          $110,000

Net Proceeds
to Company:                       $19,890,000


     This Pricing Supplement relates to the original issuance and sale by Baltimore Gas and Electric Company (the "Company") of the
Medium-Term  Notes,  Series D, described  herein  through  Lehman
Brothers or Goldman, Sachs & Co., as agents.

       Medium-Term Notes, Series D, may be issued under Registration Statement No. 33-61297 (which also serves as Post-Effective Amendment No. 1 to Registration Statement No. 33-57704) by the Company in a principal amount of up to $225,000,000 in gross proceeds and, to date, including this offering, an aggregate of $98,000,000 has been issued.